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                                                               Exhibit 24(c)


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1994, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-52333) and related Prospectus of Eaton Corporation for the registration of 3,500,000 Common Shares and to the incorporation by reference therein of our report dated January 29, 1993, with respect to the consolidated financial statements and schedules of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.




                                         /s/ Ernst & Young
                                         -----------------------------
                                         ERNST & YOUNG


Cleveland, Ohio
February 23, 1994